UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2017, Liquidmetal Technologies, Inc. (the “Company”) entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (the “Purchase Agreement”) with Valencia Circle, LLC to purchase an approximately 40,934 square foot building located at 20321 Valencia Circle, Lake Forest, California 92630 (collectively, the “Property”), which the Company expects to use for manufacturing and office space. The total purchase price for the Property is $7,818,394, exclusive of closing costs. The Company intends to fund the purchase of the Property through available cash on hand. Subject to inspection and other customary closing contingencies, the sale of the Property is expected to close on February 17, 2017.

The foregoing does not constitute a complete summary of the terms of the Purchase Agreement. The Purchase Agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung
Chief Financial Officer

Date: January 24, 2017